STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of July 1 in the year 2006 between 135 FIFTH AVENUE LLC, having an office at 441 Lexington Ave., 10th F1, New York, NY party of the first part, hereinafter referred to as OWNER or Landlord, and DIVERSIFIED BIOTECH HOLDINGS CORP. having an office at party of the second part, hereinafter referred to as TENANT.

Witnesseth:	Owner hereby leases to Tenant and Tenant hereby hires from Owner the Demised Premises in the Building for the Term at an Annual Rent, all as defined in Article 41.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest. Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy the demised premises for the Permitted Use as defined in Article 41 provided such use in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non- structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

SEE ARTICLE 69

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter. Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located herein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement to absorb and prevent vibration, noise and annoyance. SEE ARTICLE 70

*Tenant shall have no obligation to cure violations which existed prior to Tenant’s occupancy.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. *After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premisesshall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. *Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Rider to be added if necessary.

*lf as a result of fire or other casualty, the Demised Premises shall be damaged in whole or in part and if Landlord fails to commence the repair thereof within three (3) months following such destruction and thereafter fails to diligently complete such repair, Tenant may terminate this Lease by giving Landlord written notice which shall state the termination date of this Lease, which date shall not be less than five (5) nor more than sixty (60) days after the giving of such notice, whereupon the terms hereof shall end on the date specified in such notice as if such date were the original date set forth herein for the expiration of the Term.

*Notwithstanding the foregoing, Landlord shall not make any such change which would materially reduce the Building services and facilities now available to Tenant or materially impede Tenant’s means of access to the Demised Premises.

SEE ARTICLE 71

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any slate naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any stale statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) lt is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof. Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parlies hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment. Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, *

on the first day of each month, ~~% ($                    ) of~~-t~~he tota~~l ~~m~~e~~t~~e~~r~~ c~~h~~a~~rg~~es as Tenant’s portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $                       , on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service. Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Space to be filled in or deleted.

*the Water Charge as defined in Article 41

*Security Deposit defined in Article 41

Security:

32. Tenant has deposited with Owner the s~~um of~~$ *            as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faith fully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing:

39. If, at the request of. and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of at judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Space to be filled in or deleted.

See rider attached.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building. Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing. Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

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© Copyright 1999.  All rights Reserved.

Reproduction in whole or in part prohibited.

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INDEX TO LEASE RIDER

SECTION	TITLE	PAGE

41	DEFINITIONS	1

42	ANNUAL RENT	2

43	REAL ESTATE TAXES	2

44	WATER CHARGES	3

45	SECURITY DEPOSIT	3

46	LATE PAYMENTS	4

47	ADDITIONAL RENT	4

48	CONDITION OF PREMISES	4

49	TENANT ALTERATIONS	4

50	UTILITIES	5

51	TENANT’S INSURANCE	5

52	LIENS	6

53	OCCUPANCY	6

54	TENANT’S CONDUCT	6

55	BROKERAGE	7

56	ASSIGNMENT, SUBLETTING	7

57	LANDLORD’S CONSENT	8

58	LIMITATION OF LANDLORD’S LIABILITY	9

59	TENANT HOLDOVER	9

60	ATTORNEYS’ FEES	10

61	ACCESS RIGHTS	10

62	ENFORCEMENT	10

63	POSSIBLE UPGRADING OF PASSENGER ELEVATOR SERVICE	11

64	CONSUMMATION OF LEASE	11

65	ENVIRONMENTAL MATTERS	11

66	COMPLIANCE WITH LAWS	12

67	MOVE-IN	12

68	RULES AND REGULATIONS	12

69	FURTHER REGARDING ARTICLE 4	12

70	FURTHER REGARDING ARTICLE 6	12

71	FURTHER REGARDING ARTICLE 13	13

72	CONFLICT OF PROVISIONS	13

73	TENANT’S ATTORNEY	13

Rider attached to and forming a part of Lease dated as of July 1, 2006 between 135 FIFTH AVENUE LLC, Landlord, and DIVERSIFIED BIOTECH HOLDINGS CORP., Tenant

41.	DEFINITIONS:

For the purposes of this Lease the following definitions shall apply:

(a) “Abatement Months” shall mean July 2006 and July 2007.

(b) “Annual Rent” shall mean $115,500.

(c) “Annual Rent Increase Date” shall mean July 1, 2007.

(d) “Annual Rent Multiplier” shall mean 103%.

(e) “Broker” shall mean Kaufman Organization.

(f) “Building” shall mean 135 Fifth Avenue, New York, NY.

(g) “Demised Premises” shall mean entire tenth floor.

(h) “Landlord’s Notice Address” shall mean 441 Lexington Avenue, 10th floor, New York, New York 10017

(i) “Landlord’s Work” shall mean none.

(j) “Liability Insurance Amount” shall mean $1,000,000.

(k) “Percentage” shall mean 10%.

(I) “Permitted Use” shall mean general executive and administrative office use.

(m) “Real Estate Taxes” shall mean all taxes and assessments levied or imposed upon the Building and the land upon which it is erected (including, but not limited to, any taxes or assessments by or on behalf of New York City’s Business Improvement Districts) and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or Building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments payable during any year following the Tax Base Year and the expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any application or proceedings to reduce the amount of Real Estate Taxes.

(n) “Security Deposit” shall mean $32,500.

(o) “Tax Base Year” shall mean the twelve month period from July 1, 2006 to June 30, 2007.

(p) “Tax Year” shall mean each similar twelve (12) month period following the Tax Base Year.

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(q) “Term” shall mean the term of this lease which shall commence July 1, 2006 and end June 30, 2011 (or until such Term shall sooner cease or expire as herein provided).

(r) “Tenant’s Notice Address” shall mean 135 Fifth Avenue, Tenth Floor, New York, NY 10010.

(s) “Water Charge” shall mean $100 per month.

42.	ANNUAL RENT:

On the Annual Rent Increase Date and on each anniversary thereof during the Term, the Annual Rent shall be increased to an amount equal to the Annual Rent for the immediately preceding lease year in question, multiplied by the Annual Rent Multiplier.

Provided Tenant is not then in default of any material obligation of Tenant under this Lease after notice and beyond any applicable cure period, and further provided Tenant promptly completes Tenant’s alterations as provided in 49(c) hereof, Tenant shall be entitled to an abatement in the Annual Rent for the Abatement Months.

43.	REAL ESTATE TAXES:

(a) In the event that Real Estate Taxes payable during any Tax Year shall exceed the amount of Real Estate Taxes payable during the Tax Base Year, Tenant shall pay to Landlord as additional rent an amount equal to the Percentage of the excess (“Tax Payment”). For each Tax Year Landlord shall furnish Tenant a statement of Real Estate Taxes payable during such Tax Year and a statement of the Real Estate Taxes payable during the Tax Base Year (the “Tax Statement”). If the Real Estate Taxes payable during any Tax Year exceed the Real Estate Taxes payable during the Tax Base Year, the Tax Payment shall be due from Tenant to Landlord as additional rent within twenty (20) days after receipt of the Tax Statement.

(b) The amount of Real Estate Taxes actually paid by Landlord for the Tax Base Year shall be used in the computation of the amount of additional rent payable hereunder until the amount of the Real Estate Taxes payable during the Tax Base Year are finally determined through legal proceedings, settlement or otherwise. In the event of any such adjustment, the adjusted amount of such taxes shall thereafter determine the amount of additional rent payable by Tenant hereunder, the additional rent theretofore paid or payable hereunder shall be recomputed on the basis of such adjustment, as the case may be, and Tenant shall pay to Landlord the adjusted amount, within twenty (20) days after being billed therefor or Landlord shall issue Tenant a credit for the adjusted amount against the next rent bill.

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(c) If, after Tenant shall have made a payment of additional rent hereunder, Landlord shall receive a refund of any portion of the Real Estate Taxes on which a payment of additional rent shall have been based, Landlord shall promptly after receiving the net refund (e.g. after deduction of all expenses, including, but not limited to, attorneys’ and appraisers’ fees) credit Tenant the Percentage of same on its next rent bill. In no event shall the Annual Rent (exclusive of the additional rents under this Article) be reduced.

(d) If the fiscal tax year of the taxing authority is changed, Landlord may make appropriate adjustments to the computations and billing periods hereunder.

44.	WATER CHARGES:

If the rate charged to Landlord for water in the Building increases, or if Tenant’s usage increases, the Water Charge shall be proportionately increased.

45.	SECURITY DEPOSIT:

(a) The Security Deposit shall be in the form of an irrevocable letter of credit in the form attached hereto as Exhibit A (“Letter of Credit”) issued by a bank which is a member of the New York Clearinghouse Association having an office in Manhattan, New York where said letter may be presented for payment, and acceptable to Landlord in the original principal amount of the Security Deposit with Landlord (or any transferee designated by Landlord), as beneficiary, with an expiration date that is no earlier than ninety (90) days after the stated expiration date of the Lease. Alternatively, the Letter of Credit may have an expiration date no earlier than the first anniversary of the date it is issued, with a provision that the Letter of Credit is automatically renewed for one year periods until the required expiration date stated above, unless the issuing bank provides at least sixty (60) days prior notice to the beneficiary of the Letter of Credit of its intent not to renew. Such notice shall be delivered to Landlord to the address and in the manner set forth herein for notices, and to any other beneficiary to the address it provides to the bank. Landlord (and/or the beneficiary) shall have the right to draw on the Letter of Credit if Tenant defaults hereunder, including any failure to provide an acceptable replacement Letter of Credit to Landlord at least thirty (30) days prior to the expiration of any Letter of Credit then in effect. If Landlord draws down on the Letter of Credit any sums not otherwise applied as a result of Tenant’s default shall be held as cash security hereunder. If Landlord cashes the Letter of Credit it may, at its option, hold cash as security or require a replacement Letter of Credit.

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(b) At Tenant’s option, the Security Deposit under this Lease may be in the form of cash instead of a Letter of Credit.

46.	LATE PAYMENTS:

Rental payments (including items of additional rent) are due on the first of the month. If rental payments are not received by the fifth of the month, a rent surcharge of 5% of the late payment will be imposed.

47.	ADDITIONAL RENT:

All sums of money, other than the Annual Rent, which are payable by Tenant to Landlord under this Lease shall be deemed to be additional rent.

48.	CONDITION OF PREMISES:

Neither the Landlord nor its agents have made any representations with respect to the Building, the land upon which it is erected or the Demised Premises except as expressly set forth herein, and no rights, easements or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Except as otherwise specifically provided in this Lease, the Demised Premises shall be delivered to Tenant in an “as is” condition and Tenant hereby accepts the same “as is”. The Tenant shall be responsible for all non-structural repairs in and about the Demised Premises and any structural repairs therein or in the Building resulting from the acts or negligence of Tenant, its employees, agents, contractors or representatives or invitees.

49.	TENANT ALTERATIONS:

(a) Tenant shall not make any changes or alterations in or to the Demised Premises of any nature, except those that are solely of a decorative nature (such as painting, carpeting and wall covering), without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any such work shall be performed only by contractors and mechanics approved in writing by Landlord; provided Landlord shall have the right, at Landlord’s option, to have any work relating to the Building’s structure or utility or mechanical systems performed by contractors designated by Landlord, provided the cost thereof is competitive. Any work shall be subject to periodic inspections by Landlord’s representatives and Tenant shall reimburse Landlord for the reasonable cost thereof. In addition, any work shall (i) be done at Tenant’s sole cost and expense and be promptly paid for, (ii) comply with all applicable laws and (iii) be performed as promptly as practicable and in a good workmanlike manner using first grade quality materials.

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(b) Notwithstanding the provision of Article 3 hereof, any alterations, fixtures, equipment or installations by Tenant in or about the Demised Premises, including, but not limited to, any piping, wiring, cable and/or telecommunications equipment, shall be removed by Tenant at the expiration or earlier termination of the Lease hereof unless Landlord shall elect to require Tenant to leave same. If Tenant fails to remove same and restore the Demised Premises Tenant shall pay Landlord for the cost of such removal and restoration.

(c) Promptly upon the commencement of the Term hereof, Tenant shall perform the following work in the Demised Premises in a workmanlike manner pursuant to plans to be previously approved by Landlord:

(1) Refurbish private bathrooms above building standard.

(2) Build new pantry.

(3) Furnish and install minimum of 7.5 ton split A/C unit and all ductwork required for distribution of air conditioning throughout the Demised Premises in accordance with New York City Department of Building codes inclusive of all filings, work permits and equipment use permits, copies of which are to be provided to Landlord.

(d) Notwithstanding anything contained in this Lease, Landlord shall determine, at the time it approves or disapproves Tenant’s proposed alterations, whether such alterations shall be removed upon the expiration or earlier termination of this Lease.

50.	UTILITIES:

Landlord shall not provide electricity to the Demised Premises and Tenant shall contract directly with the public utility company for electrical service. Notwithstanding anything in this Lease to the contrary, Tenant shall under no circumstances cause any gas service to be supplied to the Demised Premises.

51.	TENANT’S INSURANCE:

During the term hereof Tenant shall, at its own cost and expense, provide and keep in force (i) for the mutual benefit of Landlord and Tenant, commercial general liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises and the access ways thereto, with single limit coverage of not less than the Liability Insurance Amount and (ii) for the benefit of Tenant, property damage insurance covering all of Tenant’s fixtures, installations and personalty in the Demised Premises. The policies of insurance shall be obtained and fully paid for by Tenant upon the commencement of the Term and an original copy or Certificate of Insurance shall be promptly delivered to Landlord prior to Tenant taking possession of the Demised Premises. Tenant shall procure and fully pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Tenant shall promptly deliver to Landlord an original copy or certificate thereof.

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52.	LIENS:

Tenant shall not grant or create, or permit to be created, any security interest in or lien upon the Demised Premises or any equipment, machinery, fixtures or items of personal property affixed therein. The foregoing shall not prohibit equipment financing provided the same is not affixed to the Demised Premises, can be readily removed therefrom without causing damage and does not create a lien against the Building or the property on which the Building is located.

53.	OCCUPANCY:

Landlord does not represent, warrant or guaranty that the Tenant’s permitted use and occupation of the Demised Premises is lawful or permissible under the zoning ordinance or otherwise permitted by law and Tenant agrees that Tenant will not use or occupy the Demised Premises in violation of any such law. Tenant covenants and agrees that the Demised Premises shall not be used for residential purposes nor shall any animal of any kind or nature whatsoever be kept or harbored in the Demised Premises. In the event that any governmental authority shall hereafter at any time contend or declare by notice, violation, order or in any other manner whatsoever that the Demised Premises are used or occupied in violation of law then Tenant shall immediately discontinue such use or occupation of the Demised Premises.

54.	TENANT’S CONDUCT:

Tenant agrees not to engage in or permit any activities in or about the Demised Premises which will in any way create a nuisance or create a disturbance to any other occupant of the Building, expose the Demised Premises or the Building or the occupants of the Building to any danger, or subject the Landlord to any possible increase of insurance premiums, or possible or actual cancellation of insurance. Any approved work or obligation of Tenant hereunder shall be performed only by a licensed person or firm (when required by law) and labor so as not to cause any jurisdictional or other labor dispute in the Building.

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55.	BROKERAGE:

Landlord and Tenant agree that no broker or person other than Broker was instrumental or had any part in bringing about this Lease. Landlord and Tenant agree that should any claim be made for a brokerage commission or other compensation by any other person, each shall hold the other harmless from and against any and all such claims, liability, costs and expenses in connection therewith arising out of the acts or omissions of the indemnifying party. Landlord shall pay any commission payable to Broker pursuant to separate agreement.

56.	ASSIGNMENT, SUBLETTING:

A. Tenant may assign this Lease, sublease the Demised Premises in whole (but not in part) provided that:

(i) Landlord’s prior written consent to said assignment or sublease be obtained, which consent shall not be unreasonably withheld or delayed;

(ii) a request to assign or sublease be made to Landlord in writing giving full particulars and details of the proposed assignment or sublease and said written request be received by Landlord no later than sixty (60) days prior to the date the term of the proposed assignment or sublease is to commence;

(iii) Tenant shall remain responsible for the payment of all rent herein reserved and for the performance of all other terms, covenants and conditions herein contained;

(iv) the assignee or subtenant agrees to perform faithfully and be bound by all the terms, covenants and conditions of this Lease and that Tenant shall deliver to Landlord, promptly after execution, an executed copy of said assignment or sublease together with an agreement of assumption of performance by the assignee or subtenant; and

(v) Tenant shall pay Landlord an amount equal to fifty (50%) percent of all amounts paid to Tenant by any such assignee or subtenant in excess of the amounts payable by Tenant hereunder after deducting all reasonable direct costs incurred by Tenant in connection with any such assignment or sublet (to be amortized over the term of the sublease on a straight line basis without interest), including, but not limited to, brokerage commissions, attorneys’ fees and the cost of any approved alterations or improvements made by Tenant in the Demised Premises to effect such assignment or sublet as evidenced by paid and receipted bills therefor.

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B. Landlord shall have the option of either (i) accepting, or (ii) rejecting the proposed assignment or sublease, or (iii) electing to recapture the Demised Premises. If Landlord elects to recapture the Demised Premises, such election shall be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, and such recapture notice shall, if given, cancel and terminate this Lease effective as of the date stated in Tenant’s notice for the commencement of the term of the proposed assignment or sublease as fully and completely as if that date had been originally set forth herein for the expiration of the Term.

C. Any transfer of a controlling interest in Tenant shall be deemed an assignment hereunder. Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, to assign this Lease or to sublet all or a portion of the Demised Premises to (i) any corporation or entity which owns, is owned by, or is under the common ownership with, Tenant; (ii) any corporation or entity into which or with which Tenant merges or consolidates for reasonable business purposes and not merely for the convenience of obtaining this Lease (iii) any corporation or entity which acquires all or substantially all of the business and assets of Tenant, provided that in any of the foregoing events, (x) such assignee shall expressly agree in writing for the benefit of Landlord to assume all of Tenant’s obligations hereunder accruing after the effective date of assignment and (y) Tenant shall remain liable for the performance of all of Tenant’s obligations hereunder. In addition, Tenant shall have the right to allow any of the corporations or entities described in the preceding sentence to occupy portions of the Demised Premises in accordance with the provisions of this Lease.

57.	LANDLORD’S CONSENT:

If Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval.

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58.	LIMITATION OF LANDLORD’S LIABILITY:

Landlord, its partners and principals, disclosed or undisclosed, shall have no personal liability under this Lease. Tenant shall look only to Landlord’s interest in the Building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises. If Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord any instrument, prepared by Landlord, required for such lien to be released.

59.	TENANT HOLDOVER:

In the event Tenant fails to quit and surrender to Landlord the Demised Premises upon the expiration or other termination of the Term, Landlord shall be entitled to a judgment by confession of possession of the Demised Premises in any summary preceding or other proceeding instituted by Landlord to recover possession of the Demised Premises. In addition, in the event of such holdover, Tenant shall pay Landlord use and occupancy at a rate per month equal to twice the amount of the greater of (a) the Annual Rent, plus all items of additional rent payable by Tenant under this Lease immediately preceding such termination, or (b) the then current fair market value of the use and occupancy of the Demised Premises at the time of the expiration or other termination of this Lease, in each case for the period from the date of expiration or any such termination to the date Tenant actually quits and surrenders to Landlord the Demised Premises leaving same in the condition required by this Lease. The foregoing amount shall be payable by Tenant to Landlord as liquidated damages, the parties recognizing and agreeing that in the event of any such holdover the actual amount of damages that may be suffered by Landlord as a result thereof may be difficult if not impossible to ascertain.

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60.	ATTORNEYS’ FEES:

If Landlord, in connection with any default by Tenant under this Lease, including but not limited to the covenant to pay rent hereunder, makes any expenditures, including, but not limited to, the cost of sending notices, including but not limited to reasonable attorneys’ fees incurred in connection therewith, or incurs any obligations for the payment of money, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs of collection. Tenant acknowledges and agrees that the preparation and service of a Three-Day Notice of Default shall be reimbursable at a rate of no less than $250 per notice. The foregoing expenses incurred shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of a bill or statement therefor. If the Term shall have expired at the time of making any such expenditures or incurring any such obligations, such sums shall be recoverable by Landlord as damages.

61.	ACCESS RIGHTS:

At the commencement of the Lease, Landlord shall supply Tenant with a set of keys for all doors to the Demised Premises. During the term of the Lease Tenant shall not change the locks on the doors to the Demised Premises without Landlord’s prior written consent. Any proposed change in the locks approved by Landlord shall be performed by a locksmith designated by Landlord, at Tenant’s cost and expense, and Tenant shall supply Landlord with a new set of keys for any new door locks. In addition, Tenant shall promptly notify Landlord of the access codes for security or alarm systems installed in the Demised Premises and any subsequent changes thereto.

62.	ENFORCEMENT:

Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected, but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring ambiguities to be construed against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease and of a substantive nature. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

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63.	POSSIBLE UPGRADING OF PASSENGER ELEVATOR SERVICE:

Landlord reserves the right during the Term, at Landlord’s cost and expense, to upgrade the passenger elevator facilities in the Building. In the event Landlord elects to do same, Landlord shall have the right, upon written notice to Tenant, to use a portion of the Demised Premises, as specified in Landlord’s notice, for any necessary modification of the elevator shafts to either create one or two new passenger elevators and upon any such notice the Demised Premises shall be deemed reduced to the extent of the space designated in Landlord’s notice. Landlord shall perform any such installation in a reasonable manner so as to minimize interference with Tenant’s business and to protect Tenant’s property. Upon the completion of any such installation, Landlord shall, at Landlord’s cost and expense, promptly restore the Demised Premises to the extent practical to the condition it was in prior thereto. In consideration of the provision of any such upgraded passenger elevator service, Tenant agrees that there shall be no abatement of or reduction in the Rent or Additional Rent payable hereunder.

64.	CONSUMMATION OF LEASE:

Tenant has executed this Lease and paid the rent and security upon the distinct understanding that said Lease shall not be deemed consummated, binding or effective until the same is signed by Landlord and returned to Tenant. In the event that, for any reason, Landlord shall refuse to sign the Lease, then Tenant and Landlord (upon returning any moneys paid by the proposed Tenant), shall have no liability in connection with any proposed transaction.

65.	ENVIRONMENTAL MATTERS:

Landlord represents and warrants that, to the best of its knowledge, there is no hazardous material on the land or in the Demised Premises. Landlord shall deliver to Tenant a form ACP5 verifying the absence of asbestos in the Demised Premises. Should any hazardous material have been present in the Demised Premises prior to the tenancy created hereunder, it shall be Landlord’s obligation to remove same.

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66.	COMPLIANCE WITH LAWS:

Landlord shall deliver possession of the Demised Premises to Tenant free of all municipal violations.

67.	MOVE-IN:

Tenant shall have access to the freight or regular elevator, as applicable, without charge during normal business hours on the date it moves into the Demised Premises.

68.	RULES AND REGULATIONS:

Landlord agrees that it shall not enforce the rules and regulations more stringently against Tenant than against any other tenant of the Building. Additionally, no rules and regulations shall increase Tenant’s monetary obligations or materially reduce Tenant’s rights under this Lease.

69.	FURTHER REGARDING ARTICLE 4

Landlord shall maintain and repair (i) the walls (but not the facades), foundation, structural support columns running through the Demised Premises, if any; (ii) the roof of the Building, (iii) the plumbing, heating, ventilation, electrical, sprinkler, telecommunications risers, equipment, panels and cabling from the minimum point of entry into the Building up to the Demised Premises (unless installed by Tenant) and other systems and installations serving the Demised Premises and the common areas of the Building and land; and (iv) the exterior of the Building.

70.	FURTHER REGARDING ARTICLE 6

Landlord shall, at its own cost and expense, comply with all other laws, rules, orders, regulations, ordinances, building, fire or health codes and other similar requirements affecting the Building (the “Requirements”) which require structural repairs to or structural alteration of the Building or the Demised Premises. Without limiting the generality of the foregoing, except as hereinafter otherwise provided, Landlord shall be required, at its own expense, to make all alterations and installations in and to the Building and the Demised Premises and to take any other action and incur any other expenses in order to comply with New York City Local Law #5, or any amendment thereof or any law or ordinance similar or as successor thereto, including, without limitation, the installation of sprinkler and/or smoke or fire detection systems, or any other similar systems; provided, however, that if such law requires any alterations or installations with respect to partitioning or any other installations made by Tenant, such work shall be done by Tenant at its sole cost and expense.

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71.	FURTHER REGARDING ARTICLE 13

Except in the event of an emergency or where such entry is required by law, Landlord’s right of entry shall be exercised following reasonable advance notice to Tenant. Landlord agrees that while exercising such right of entry or making such repairs, replacements or improvements, Landlord shall use best efforts to avoid interfering with Tenant’s business or disrupting same. Landlord shall not forcibly enter the Demised Premises except in the event of an emergency or where required by law.

72.	CONFLICT OF PROVISIONS:

In the event of any conflict between any of the provisions of this Rider and any of the provisions, printed or typewritten, of the printed portion of this Lease, the provisions of this Rider shall control.

73.	TENANT’S ATTORNEY:

In any negotiations, transactions or litigation between Landlord and Tenant, Tenant agrees that it will not be represented by Noah Klarish, the law firm of Hutner Klarish LLP or any law firm with which Mr. Klarish is affiliated. A violation of this covenant by Tenant shall be deemed a material breach of this Lease.

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AMENDMENT OF LEASE

AMENDMENT dated as of September 1, 2010, between 135 FIFTH AVENUE LLC, having an office at 441 Lexington Avenue, New York, New York 10017 (“Landlord”), and DIVERSIFIED PRIVATE EQUITY CORP. (formerly known as Diversified Biotech Holdings Corp.), having an office at 135 Fifth Avenue, New York, New York 10010 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to a certain lease dated as of July 1, 2006 (hereinafter called the “Lease”) for the entire tenth floor, in the building known as 135 Fifth Avenue, New York, New York as more particularly described in the Lease, and

WHEREAS, the parties hereto desire to amend the Lease upon the terms, covenants and conditions hereinafter provided;

NOW, THEREFORE, for value received, the parties agree as follows:

1. Effective as of the date hereof, the subdivisions of Article 41 of the Lease listed below shall be amended as follows:

(b) “Annual Rent” shall mean $138,600.

(c) “Annual Rent Increase Date” shall mean September 1, 2011.

(e) “Broker” shall mean none.

(n) “Security Deposit” shall mean $39,000. Accordingly, Tenant is depositing with Landlord, upon execution hereof, $6,500, which together with the previously deposited funds, shall total the Security Deposit.

(o) “Tax Base Year” shall mean the twelve month period from July 1, 2010 to June 30, 2011.

(q) “Term” shall mean the term of this lease which commenced July 1, 2006 and shall end August 31, 2015 (or until such Term shall sooner cease or expire as herein provided).

2. Except as herein modified and amended, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

LANDLORD:
135 FIFTH AVENUE LLC

By

TENANT:
DIVERSIFIED PRIVATE EQUITY CORP.

By	/s/ Scott L. Mathis

By signature below, Guarantor consents

to this Amendment and agrees that the

previously executed Guaranty of Lease

applies to the Lease as amended hereby

/s/ Scott L. Mathis
Scott L. Mathis